Ally Financial Inc. January 22, 2025 4Q 2024 Earnings Review Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.

2023 - 2024 results are presented under the deferral method of accounting for EV lease tax credits GAAP and Core Results: Annual The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Notes on Non-GAAP Financial Measures, Notes on Other Financial Measures, Additional Notes, GAAP to Core Results and Non-GAAP Reconciliations later in this document. Non-GAAP financial measure – see pages 26 – 28 for definitions. Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

GAAP and Core Results: Quarterly The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Notes on Non-GAAP Financial Measures, Notes on Other Financial Measures, Additional Notes, GAAP to Core Results and Non-GAAP Reconciliations later in this document. Non-GAAP financial measure – see pages 26 – 28 for definitions. 2023 - 2024 results are presented under the deferral method of accounting for EV lease tax credits Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

4Q 2024 Preliminary Results

2024 Full-Year Highlights

2023 - 2024 results are presented under the deferral method of accounting for EV lease tax credits

Financial Highlights

	$1.80 GAAP EPS	$836M GAAP Pre-tax	4.8% Return on Equity	$8.2B GAAP Net Revenue	3.30% NIM ex. OID[2]
Flow-through:	*$2.72*	*$723M*	*7.2%*	*$8.1B*	*3.23%*

	$2.35 Adjusted EPS[1]	$1,047M Core Pre-tax[1]	8.5% Core ROTCE[1]	$8.2B Adj. Net Revenue[1]	9.8% CET1
Flow-through:	*$3.28*	*$934M*	*11.5%*	*$8.1B*	*10.0%*

Key Messages

1. **Focus on our core franchises - Dealer Financial Services, Corporate Finance, and Deposits – positions Ally to deliver long-term shareholder value**
2. **'A Brand that Matters' with a powerful connection with consumers**
3. **'Do It Right' culture is the foundation of our success, built upon our 'LEAD' core values**

Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

(1) *Non-GAAP financial measure. See pages 26 – 28 for definitions.*
(2) *Calculated using a Non-GAAP financial measure. See pages 26 – 28 for definitions.*

ally do it right. | 5

Recent workforce reduction expected to drive >$60M of annual savings | $22M restructuring cost excluded from adjusted metrics 4Q 2024 Notable Items A more focused Ally that is simplified, streamlined, and that prioritizes our core franchises to drive improved returns Reached agreement to sell Credit Card business | $118M partial goodwill impairment excluded from adjusted metrics Ceasing new mortgage loan applications on January 31st | Continuing to service high credit quality portfolio during run-off Ally Credit Card Segment Updates Change in corporate overhead allocation methodologies impact segment financial results with no change to consolidated results(1) Ally Home Expense Actions Mortgage Finance results now reflected in “Corporate & Other” segment to align with strategic actions(2) Election of deferral method | 20bps CET1 impact to be earned back through NII over 2-3 years | 2023-2024 results retrospectively adjusted EV Lease Accounting Change See page 30 for footnotes.

Largest, all-digital, direct U.S. bank - Deposits & Invest(3) Market Leading Franchises Investing in businesses with a competitive advantage, attractive returns, and scale Diversified revenue with history of steady returns Average ROE of 20%+ since 2014 | 2024 ROE of 37% 25-year history with deep sponsor relationships Corporate Finance Dealer Financial Services Auto Finance Insurance 14.6M Consumer Applications $39.2B Consumer Originations 44% Retail S-Tier Originations 10.4% Retail Auto Originated Yield(2) 2014 2019 2023 2024 Consumer Auto Applications 3 New Inventory Program Relationships 27% 5-year avg. ROE 44% YoY Dealer Inventory Insurance Growth 7% YoY F&I Written Premium Growth 2014 2019 2023 2024 Written Premiums 1.3M Engaged Savers(7) $13B Deposits held by Invest customers 90% Customer Satisfaction(5) $143B Retail Balances 92% FDIC Insured (4) >95% Customer Retention(6) 9.1M 12.6M 13.8M 14.6M $1,023 $1,310 $1,274 $1,472 ($ millions) Retail Deposit Vintages $22B $143B (1) Non-GAAP financial measure. See pages 26 – 28 for definitions. See page 30 for additional footnotes. Core Pre-tax Income(1) ($ millions) 2014 2019 2023 2024 $64 $151 $353 $433

4Q and Full-Year 2024 Financial Results Non-GAAP financial measure. See pages 26 – 28 for definitions. Contains Non-GAAP financial measures and other financial measures. See pages 26 – 28 for definitions. 4Q’24 repositioning items related to Credit Card goodwill impairment and headcount actions. $118M goodwill impairment and $22M restructuring costs Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

Mortgage includes held-for-investment (HFI) loans in run-off at the Corporate and Other segment. Unsecured lending from point-of-sale financing. Moved to assets of operations held-for-sale (HFS) on 12/31/23. Includes interest expense related to margin received on derivative contracts. Excluding this expense, annualized yields were 4.68% for 4Q24, 5.29% for 3Q24, and 5.24% for 3Q23. Annualized yields excluding this expense for FY2024 and FY2023 were 5.15% and 5.06%, respectively. Includes Community Reinvestment Act and other held-for-sale (HFS) loans. Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). Includes FHLB borrowings and Repurchase Agreements. Calculated using a Non-GAAP financial measure. See pages 26 – 28 for definitions. Balance Sheet and Net Interest Margin Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

4Q 2024 Preliminary Results

Capital

- **4Q'24 CET1 ratio of 9.8% and TCE / TA ratio of 5.7%[1]**
- **$4B of CET1 capital above FRB requirement of 7.1% (Regulatory Minimum + SCB)**
- **Reached agreement to sell Ally Credit Card; expected to close in 2Q'25 and generate approximately 40bps of CET1**
- **Key factors impacting capital in the quarter:**
  - Issued $440M CLN on $4B prime retail auto loans; +16bps CET1 at the time of issuance
  - Adopted deferral method of accounting on EV lease tax credits; -20bps impact as of 10/1/24
- **Expect 19bps CET1 impact in 1Q'25 from final CECL phase-in**
- **Announced 1Q'25 common dividend of $0.30 per share**

Capital Ratios and Risk-Weighted Assets

($ billions)



12.4%
10.8%
9.4%
$162
12.5%
10.8%
9.4%
$158
12.7%
11.0%
9.6%
$157
12.9%
11.2%
9.8%
$156
13.2%
11.3%
9.8%
$153
Total Capital Ratio
Tier 1 Ratio
CET1 Ratio
Risk Weighted Assets
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

Regulatory ratios have not been recast due to the change in accounting method for EV tax credits.

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 29.

Adjusted Tangible Book Value per Share[1]



$23
$25
$26
$28
$30
$35
$36
$39
$44
$14
$30
$46
$13
$33
$47
$13
$34
Adjusted TBV/Share ex. OCI[1]
OCI Impact[2]
Adjusted TBV/Share[1]
4Q 14
4Q 15
4Q 16
4Q 17
4Q 18
4Q 19
4Q 20
4Q 21
4Q 22
4Q 23
4Q 24

End of Period Shares Outstanding

4Q 14	4Q 15	4Q 16	4Q 17	4Q 18	4Q 19	4Q 20	4Q 21	4Q 22	4Q 23	4Q 24
480M	482M	467M	437M	405M	374M	375M	338M	299M	302M	305M

(1) Contains a Non-GAAP financial measure. See pages 26 – 28 for definitions.
(2) Some prior period OCI impacts are not material to Adjusted Tangible Book Value per Share and therefore not shown.

ally do it right. | 10

4Q 2024 Preliminary Results

Asset Quality: Key Metrics

Consolidated Net Charge-Offs (NCOs)[1]



1.77%
1.55%
1.26%
1.50%
1.59%
Annualized NCO Rate
$623
$539
$435
$517
$543
NCOs ($M)
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

Note: Ratios exclude loans measured at fair value and loans held-for-sale ex. Ally Lending (4Q'23). See page 29 for definition.

Net Charge-Off Activity[1]

($ millions)

	4Q 23	1Q 24	2Q 24	3Q 24	4Q 24
Retail Auto	$ 470	$ 477	$ 378	$ 467	$ 488
Commercial Auto	19	1	(4)	-	-
Corporate Finance	48	(1)	-	(1)	-
Ally Lending	36	-	-	-	-
Ally Credit Card	52	62	62	52	56
Corp/Other [2]	(2)	-	(1)	(1)	(1)
Total	**$ 623**	**$ 539**	**$ 435**	**$ 517**	**$ 543**

(2) Corp/Other includes Consumer Mortgage.

Retail Auto Net Charge-Offs (NCOs)[1]



2.21%
2.27%
1.81%
2.24%
2.34%
Annualized NCO Rate
$470
$477
$378
$467
$488
NCOs ($M)
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

(1) Excludes write-downs from retail auto loan sales (4Q'23 & 1Q'24), Ally Lending sale (4Q'23).

Retail Auto Delinquencies



+91bps YoY
+68bps YoY
+74bps YoY
+52bps YoY
+14bps YoY
5.32%
4.66%
5.12%
5.20%
5.46%
30+ DPD Delinquency Rate (All-in)
4.42%
3.88%
4.33%
4.24%
4.39%
30+ DPD Delinquency Rate(1)
+86bps YoY
+64bps YoY
+73bps YoY
+39bps YoY
-3bps YoY
1.23%
1.10%
1.26%
1.14%
1.18%
60+ DPD Delinquency Rate(1)
0.54%
0.49%
0.51%
0.55%
0.56%
90+ DPD Delinquency Rate
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

(1) Includes accruing contracts only.
Note: Days Past Due is abbreviated as ("DPD")

ally do it right. | 11

Retail Auto Vintage Credit Trends Higher credit quality front book expected to drive lower losses over time as portfolio turns over EOP 30+ Day DQs by Vintage(1) 2024 | 2023 | 2022 MO. 12 Months on Book MO. 24 MO. 21 Real Wage Growth -2.4% -0.2% 1.0% 1.0% Retail Auto Originations Vintage Comparison 2022 1H23 2024 2H23 8.48% Originated Yield(2) 8.2% 10.6% 10.4% 10.7% S-Tier Origination Mix 26% 35% 44% 42% Weighted Avg. FICO 688 696 712 705 Manheim Used Index(3) 258 225 204 212 Avg. Consumer Price Index(4) 8.0% 4.9% 2.9% 3.4% Payment to Income 9.7% 9.2% 8.5% 8.8% Vintage Portfolio Mix Composition and Loss Contribution 2026 | 2025 | 2024 | 2023 | 2022 | All Other 11% 27% 34% 28% 1Q’24 20% 24% 31% 25% 2Q’24 29% 22% 28% 21% 3Q’24 37% 20% 26% 17% 4Q’24 25% 10% 15% 4Q’25 15% 4Q’26 Vintage Loss Contribution % 25% 0% 42% 33% 40% 40% 18% 3% 42% 37% 18% 10% 37% 35% 13% 17% 35% 35% 25% 10% Estimated Vintage Portfolio Composition Other 2024 2022 2023 2022 2025 2023 2024 2023 2026 2024 2025 Historical Vintage Portfolio Composition See page 30 for footnotes. 2022 Note: Portfolio composition based on end of period balances

Consolidated Coverage ($ billions) Retail Auto Coverage ($ billions) Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Reserve (%) Reserve ($) Reserve (%) Reserve ($) Asset Quality: Coverage and Reserves Retail auto coverage rate of 3.78% and consolidated coverage of 2.73% Slight increase in consolidated coverage driven by changes in asset mix (↓ commercial balances) Retail Auto coverage decline vs prior quarter driven by hurricane reserve release Consolidated and portfolio-level reserves remain balanced; U.S. macroeconomic outlook remains stable

4Q 2024 Preliminary Results

Auto Finance

- **Auto pre-tax income of $397 million**
  - Pre-tax income down YoY, primarily driven by lower lease gains and earning assets
- **Continued expansion of retail auto portfolio yield (ex. hedge)**
  - S-tier origination mix of 49% reflects increased QoQ application flow and strong capture rates
- **Lower lease termination volume, mix and seasonality driving lower remarketing gains**
  - Decline in lease returns corresponds with industry decline in lease originations in 2H 2021, normalization of disposition mix, vehicle termination mix and typical auction price seasonality

Key Financials ($ millions)	4Q 24	Increase / (Decrease) vs. 3Q 24	Increase / (Decrease) vs. 4Q 23
Net financing revenue	$ 1,344	$ (23)	$ (38)
Total other revenue	88	3	6
Total net revenue	**$ 1,432**	**$ (20)**	**$ (32)**
Provision for credit losses	495	(84)	3
Noninterest expense [1]	540	22	34
Pre-tax income	**$ 397**	**$ 42**	**$ (69)**
U.S. Auto earning assets (EOP)	$ 114,702	$ (506)	$ (2,144)
Key Statistics			
Remarketing gains *($ millions)*	$ 3	$ (21)	$ (34)
Average gain per vehicle	$ 145	$ (626)	$ (1,277)
Off-lease vehicles terminated *(# units)*	23,301	(7,732)	(2,936)
Application volume *(# thousands)*	3,478	(154)	156

Retail Auto Yield Trend


43%
40%
44%
43%
49%
S-Tier Origination Mix
10.81%
10.92%
10.59%
10.54%
9.63%
Estimated Originated Yield(2)
8.98%
9.07%
9.19%
9.29%
9.27%
Hedge Impact
8.43%
8.65%
8.86%
8.99%
9.09%
Portfolio Yield ex. hedge
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

Retail Weighted Average FICO

4Q 23	1Q 24	2Q 24	3Q 24	4Q 24
707	704	712	710	720

Lease Portfolio Trends


67%
57%
54%
50%
46%
Lessee & Dealer Buyout %
$37
$46
$59
$24
$3
Remarketing Gains ($ millions)
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

Avg. Gain / Unit

4Q 23	1Q 24	2Q 24	3Q 24	4Q 24
$1,422	$1,431	$1,420	$771	$145

Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 – 25 for a full reconciliation of the deferral vs. flow-through accounting method.

See page 30 for footnotes.

ally do it right. | 14

Non-GAAP financial measure. See pages 26 – 28 for definitions. See page 30 for additional footnotes. Insurance pre-tax income of $36 million and core pre-tax income of $84 million(1) $372 million of earned premiums, representing highest quarter since IPO Higher earned premiums driven by growth in P&C Losses of $116 million, down $19 million QoQ, driven by seasonal weather patterns Written premiums of $390 million, up 17% YoY  Continued emphasis on dealer value through all-in relationship-focused products, servicing, and training Strong inventory written premium trajectory supported by recovering inventory levels and new relationships Insurance Insurance Losses ($ millions) Written Premiums ($ millions) VSC P&C Premium F&I Premium Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products. Weather P&C non-weather GAP Other

Compelling Return Profile Corporate Finance pre-tax income of $120 million 4Q’24 and FY’24 represent record quarterly and annual earnings Strong YoY other revenue driven by syndication and fee income 4Q ROE of 41%; average ROE of 23% since 2014 Held-for-investment loans of $9.6B Well-diversified, high-quality, 100% first-lien, floating rate loans CRE exposure of $1.5B is limited and performing well (no office) Focused on credit and operational risk management Criticized assets and non-accrual loans percentages of 14% and 1%, respectively (near historically low levels) No new non-accrual loan reclassifications or NCOs in 2024 Corporate Finance Return on Equity(4) Held for Investment Balances (EOP) $1.8B $2.6B $3.2B $3.9B $4.6B $5.7B $6.0B $7.8B $10.1B $10.9B $9.6B 2020-2021 results impacted by the build and release of specific COVID related reserves Non-GAAP financial measure. See pages 26 – 28 for definitions. See page 31 for additional footnotes.

2025 Pro Forma reflects an expected sale of Credit Card business on April 1, 2025 2025 Financial Outlook Non-GAAP financial measures. See pages 26 – 28 for definitions. Assumes statutory U.S. Federal tax rate of 21%. 2025 Pro Forma guide assumes Credit Card assets are moved to asset of operations held-for-sale in 1Q25 with an effective sale close date of April 1, 2025. Net Interest Margin (ex. OID)(1) Retail Auto NCO Average Earning Assets Tax Rate(2) Adjusted Noninterest Expense(1) 2024 Actuals 3.30% 2.16% $183.8B 20% $5.03B 2025 Outlook 3.55% – 3.65% 2.00% - 2.25% Flat YoY 22% - 23% ↑ Low single digit % Adjusted Other Revenue(1) $2.17B ↑ Low single digit % Consolidated NCO 1.48% 1.45% – 1.60% 2025 Pro Forma(3) 3.40% – 3.50% 2.00% - 2.25% Flat YoY 22% - 23% Flat YoY Flat YoY 1.35% – 1.50%

4Q 2024 Preliminary Results

CEO Perspectives

Well-positioned to deliver mid-teens ROTCE over time

10 Years Since IPO…

"Do It Right" culture
Fortune's 100 Best Companies to Work For 2024
Time World's Best Companies 2024

A Brand that Matters
Largest all-digital, direct, U.S. bank | 90% satisfaction
Fast Company's Brands That Matter (three years in a row)

Balance Sheet Transformation
Structurally more profitable asset mix | Core deposit funded

Deposits		
<1M	Retail Deposit Customers	3.3M
<50%	Deposit Funding	~90%
Dealer Financial Services		
4%	Retail Auto Originated Spread	6%
$1.0B	Insurance Written Premiums	$1.5B
Corporate Finance		
$2B	Held-for-Investment Balances	$10B
~20%	Return on Equity	30%+

Looking Ahead…the power of focus

- Invest in core businesses where we have competitive advantages, attractive returns, and relevant scale
- Nurture our "Do It Right" culture of customer obsession
- Evolve our brand that has a strong and powerful emotional connection
- Prudently manage risks
- Disciplined expense and capital management

Note: Retail Auto Originated spread calculated as originated yield less average 2-year SOFR swap (LIBOR used for 2014).

ally do it right. | 18

Supplemental

Supplemental Results By Segment Non-GAAP financial measure. See pages 26 – 28 for definitions. See page 31 for additional footnotes. Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

Ally Financial Rating Details Corporate and Other results include the impacts of Ally Invest, Mortgage, Credit Card, and in prior year periods, Ally Lending Pre-tax loss of $444 million and Core pre-tax loss of $291 million(1) Net financing revenue higher YoY driven by lower interest expense Provision expense lower YoY largely driven by the sale of Ally Lending Total assets of $59.8 billion, down $1.0 billion YoY primarily driven by the sale of Ally Lending Supplemental Note: Ratings as of 12/31/2024. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands. Corporate and Other Non-GAAP financial measure. See pages 26 – 28 for definitions. See page 31 for additional footnotes. Prior period results for 2023 and 2024 have been retrospectively adjusted to reflect a change in the method of accounting with respect to the recognition of investment tax credits obtained in connection with our electric vehicle lease originations from the flow-through method of accounting to the deferral method of accounting. See pages 24 - 25 for a full reconciliation of the deferral vs. flow-through accounting method.

Funding Composition Funding and Liquidity Total Available Liquidity Available Liquidity vs. Uninsured Deposits 5.5x 5.8x Loan to Deposit Ratio(1) 98% 95% 97% Cash and Equivalents FHLB Unused Pledged Borrowing Capacity FRB Discount Window Pledged Capacity Unencumbered Highly Liquid Securities Unsecured Debt FHLB / Other Secured Debt Total Deposits ($ billions) 5.7x Total loans and leases divided by total deposits. 96% 6.1x (End of Period) Core funded with stable deposits and strong liquidity position 95% 5.9x Supplemental

Supplemental Net financing revenue impacts reflect a rolling 12-month view. See page 29 for additional details. Gradual changes in interest rates are recognized over 12 months. ($ millions) Interest Rate Risk Note: Pay-Fixed rates are expressed as a 4-period average rate.

Deferral vs Flow Through Reconciliation

Deferral vs Flow Through Reconciliation (cont.)

Supplemental

4Q 2024 Preliminary Results

Notes on Non-GAAP Financial Measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted provision for Credit Losses, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document.

1) ***Accelerated issuance expense (Accelerated OID)*** *is the recognition of issuance expenses related to calls of redeemable debt.*

2) ***Adjusted earnings per share (Adjusted EPS)*** *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See pages 32 - 33 for calculation methodology and details.*

3) ***Adjusted efficiency ratio*** *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See pages 38 - 39 for calculation details.*

   (1) *In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods.*

   (2) *In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 15 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.*

4) ***Adjusted noninterest expense*** *is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. See pages 40 - 41 for calculation methodology and details.*

5) ***Adjusted other revenue*** *is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. See pages 40 - 41 for calculation methodology and details.*

6) ***Adjusted provision for credit losses*** *is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader to better understand the business' expenses excluding nonrecurring items. See pages 40 - 41 for calculation methodology and details.*

ally do it right. | 26

Supplemental

4Q 2024 Preliminary Results

Notes on Non-GAAP Financial Measures

7) ***Adjusted tangible book value per share (Adjusted TBVPS)*** *is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% ("rate") as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See pages 36 - 37 for calculation methodology and details.*

8) ***Adjusted total net revenue*** *is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See pages 40 - 41 for calculation methodology and details.*

9) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 32 –35 for calculation methodology and details.*

10) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See pages 40 - 41 for calculation methodology and details.*

11) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See pages 40 - 41 for calculation methodology and details.*

12) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 20 for calculation methodology and details.*

ally do it right. | 27

Supplemental

4Q 2024 Preliminary Results

Notes on Non-GAAP Financial Measures

13) ***Core return on tangible common equity (Core ROTCE)*** *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See pages 34 - 35 for calculation details.*

   (1) *In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.*

   (2) *In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.*

14) ***Investment income and other (adjusted)*** *is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income.*

15) ***Net financing revenue excluding core OID*** *is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. See pages 40 - 41 for calculation methodology and details.*

16) ***Net interest margin excluding core OID*** *is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. See page 9 for calculation methodology and details.*

17) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See pages 36 - 37 for calculation methodology and details.*

ally do it right. | 28

Supplemental Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans ▪ Nonprime – originations with a FICO® score of less than 620 Notes on Other Financial Measures

Supplemental

Additional Notes

4Q 2024 Preliminary Results

Page – 6 | Notable Items

(1) *During the fourth quarter of 2024 we updated our corporate overhead allocation methodology to eliminate the allocation of costs associated with our deposits business, which will now reside within Corporate and Other, as our reportable segments do not receive the related benefits of deposit funding. Further, reportable segments will be allocated all centralized functional costs to better reflect how the Chief Operating Decision Maker views and operates the business.*

(2) *During the fourth quarter of 2024 we updated the composition of our reportable segments to better reflect how the Chief Operating Decision Maker views and operates the business. Financial information related to the Mortgage Finance business is now included in Corporate and Other. Other reportable operating segments include Automotive Finance, Insurance, and Corporate Finance.*

Page – 7 | Market Leading Franchises

(2) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 29 for details.*

(3) *Deposits and Invest activity is included within 'Corporate and Other' segment.*

(4) *FDIC insured percentage excludes affiliate and intercompany deposits.*

(5) *Bank customer satisfaction rate is calculated with data collected during 4Q 2024 in the Ally Relationship Survey and represents Top 2 Box results on a 7-point satisfaction score.*

(6) *Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment.*

(7) *Engaged savers are active savings customers utilizing Invest, Direct Deposit, Debit, or Savings Toolkit (launched in 2020).*

Page – 12 | Retail Auto Vintage Credit Trends

(1) *Includes accruing contracts only.*

(2) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 29 for details.*

(3) *Manheim used vehicle value index reflects the first month's value of each reporting period (i.e., 2022 reflects Jan 2022).*

(4) *Average Consumer Price Index is represented on a non-seasonally adjusted basis.*

Page – 14 | Auto Finance

(1) *Noninterest expense includes corporate allocations of $179 million in 4Q 2024, $174 million in 3Q 2024, and $160 million in 4Q 2023. These amounts reflect updates to allocation methodology, including recast of prior period actuals; under the prior allocation methodology, the noninterest expense corporate allocation was $279 million in 3Q 2024, and $288 million in 4Q 2023. Under the updated methodology, reportable segments will no longer be allocated operating expenses associated with our deposits business as these segments do not receive the related benefits of deposit funding. Further, reportable segments will be allocated all centralized functional to better reflect how the Chief Operating Decision Maker views and operates the business.*

(2) *Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 29 for details.*

Page – 15 | Insurance

(2) *Acquisition and underwriting expenses includes corporate allocations of $21 million in 4Q 2024, $21 million in 3Q 2024, and $19 million in 4Q 2023. These amounts reflect updates to allocation methodology, including recast of prior period actuals; under the prior allocation methodology, the noninterest expense corporate allocation was $22 million in 3Q 2024, and $22 million in 4Q 2023. Under the updated methodology, reportable segments will no longer be allocated operating expenses associated with our deposits business as these segments do not receive the related benefits of deposit funding. Further, reportable segments will be allocated all centralized functional costs reflecting management's updated view of operations.*

(3) *Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*

ally do it right. | 30

Supplemental
4Q 2024 Preliminary Results

Additional Notes

Page – 16 | Corporate Finance

(2) *Noninterest expense includes corporate allocations of $10 million in 4Q 2024, $10 million in 3Q 2024, and $9 million in 4Q 2023. These amounts reflect updates to allocation methodology, including recast of prior period actuals; under the prior allocation methodology, the noninterest expense corporate allocation was $12 million in 3Q 2024, and $13 million in 4Q 2023. Under the updated methodology, reportable segments will no longer be allocated operating expenses associated with our deposits business as these segments do not receive the related benefits of deposit funding. Further, reportable segments will be allocated all centralized functional costs to better reflect how the Chief Operating Decision Maker views and operates the business.*

(3) *Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*

(4) *Return on equity calculation assumes 35% tax rate for 2014-2017 and 24% thereafter; allocated equity equal to 9% of average risk-weighted assets.*

Page – 20 | Results by Segment

(2) *Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*

(3) *Repositioning and other are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses.*

(4) *Includes adjustments for non-GAAP measures Core OID expense, change in fair value of equity securities, and repositioning.*

(5) *During the fourth quarter of 2024 we updated the composition of our reportable segments to better reflect how the Chief Operating Decision Maker views and operates the business. Financial information related to the Mortgage Finance business is now included in Corporate and Other. Other reportable operating segments include Automotive Finance, Insurance, and Corporate Finance. Further, we updated our corporate overhead allocation methodology to eliminate the allocation of costs associated with our deposits business, which will now reside within Corporate and Other, as our reportable segments do not receive the related benefits of deposit funding. Reportable segments will be allocated all centralized functional costs.*

Page – 21 | Corporate and Other

(2) *During the fourth quarter of 2024 we updated our corporate overhead allocation methodology to eliminate the allocation of costs associated with our deposits business, which will now reside within Corporate and Other, as our reportable segments do not receive the related benefits of deposit funding. Further, reportable segments will be allocated all centralized functional costs to better reflect how the Chief Operating Decision Maker views and operates the business. Further,* we updated the composition of our reportable segments. Financial information related to the Mortgage Finance business is now included in Corporate and Other. Other reportable operating segments include Automotive Finance, Insurance, and Corporate Finance.

(3) *Repositioning and other are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses.*

(4) *Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.*

(5) *HFI consumer mortgage portfolio, HFI Ally credit card portfolio, and Ally lending in prior year periods.*

(6) *Amounts related to Ally Lending; Sale of Ally Lending closed on 3/1/2024.*

(7) *Intercompany loan related to activity between Insurance and Corporate. Includes loans held-for-sale.*

(8) *1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices.*

ally do it right. | 31

Supplemental GAAP to Core: Adjusted EPS (Annual)

Supplemental GAAP to Core: Adjusted EPS (Quarterly)

Supplemental GAAP to Core: Core ROTCE (Annual)

Supplemental GAAP to Core: Core ROTCE (Quarterly)

Supplemental GAAP to Core: Adjusted TBVPS (Annual) Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 29. Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to its opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by Ally’s consumer automotive loan portfolio.

Supplemental GAAP to Core: Adjusted TBVPS (Quarterly) Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 29. Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to its opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by Ally’s consumer automotive loan portfolio.

Supplemental GAAP to Core: Adjusted Efficiency Ratio (Annual)

Supplemental GAAP to Core: Adjusted Efficiency Ratio (Quarterly)

Supplemental Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Non-GAAP Reconciliations (Annual) ($ millions)

Supplemental Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Non-GAAP Reconciliations (Quarterly) ($ millions)